UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2011

ProUroCare Medical Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51774	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6440 Flying Cloud Dr., Suite 101, Eden Prairie, Minnesota 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 476-9093
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreements

Amendment to Promissory Note

On October 11, 2011, ProUroCare Medical Inc. (the “Company”) renewed its $900,000 promissory note with Crown Bank (the “Crown Loan”) through October 31, 2012.  Pursuant to the amendment, the Company is to make principal reduction payments of $200,000 on October 31, 2011 and $200,000 on March 31, 2012, with the remaining $500,000 principal balance to be due on October 31, 2012.  There were no other changes in the note terms.  The Crown Loan remains secured by all Company assets and is guaranteed by James L. Davis, a director of the Company and William S. Reiling (together, the “Guarantors”).  The Guarantors have also each agreed to purchase $100,000 of the Company’s 10% Secured Convertible Subordinated Notes on October 31, 2011 to facilitate the first $200,000 principal reduction of the Crown Loan.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Company

See “Amendment to Promissory Note” in Item 1.01 above and “Sale of Convertible Notes” in Item 3.02 below.

Item 3.02  Unregistered Sales of Equity Securities

Loan Guaranty Consideration

In connection with the amended Crown Loan in Item 1.01 above, pursuant to compensation letter agreements dated October 11, 2011, the Guarantors each agreed to provide guarantees for the Crown Loan through October 31, 2012 under the same stock compensation formula as was provided for their previous Crown Loan guarantees.  Under the terms of the letter agreements, the Company agreed to issue 77,586 shares to each Guarantor as consideration for the guarantee period from September 29, 2011 through March 31, 2012.  However, if the Crown Loan has not been retired by March 31, 2012, the Company has agreed to double the monthly compensation formula during the guarantee period from April 1, 2012 through October 31, 2012.  During that seven month period, consideration will accrue monthly until the Crown Loan is retired or the Guarantors are otherwise relieved of their guarantee commitments.  The maximum number of the Company’s common shares that could be issued to each Guarantor for the period from April 1, 2012 through October 31, 2012 is 140,798.  The description of the loan guarantee consideration to be provided is qualified by the Form of Loan Guarantor Letter Agreement, which is incorporated by reference to Exhibit 10.2 filed herewith.

Sale of Convertible Notes

On October 12, 2011, the Company held a closing in a private placement of $50,000 of 10% secured, subordinated convertible notes.  The notes bear interest at 10% per annum, mature on September 20, 2013, and are convertible into shares of the Company’s common stock at a conversion price of $1.30 per share.

The issuances of the securities described above will be made in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act of 1933 based on the limited number of persons receiving the shares, their financial sophistication and the limited manner of the offering.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits:

	10.1	$900,000 Promissory Note effective September 28, 2011 issued in favor of Crown Bank (filed herewith).

	10.2	Form of Loan Guarantor Compensation Letter Agreement dated October 11, 2011 (filed herewith).

99.1
Form of 10% Secured, Subordinated Convertible Note issued pursuant to the Company’s private placement of promissory notes on October 12, 2011 (incorporated by reference to Exhibit 99.1 to Current report on Form 8-K filed July 1, 2011).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

October 17, 2011	By:	/s/ Richard C. Carlson
Richard C. Carlson
Chief Executive Officer